Exhibit 99.1

James G. Flanigan, Chairman of the Board

954-377-1961

Flanigan’s Enterprises, Inc., owners and operators of the "Flanigan's Seafood Bar and Grill" restaurants and "Big Daddy's" retail package liquor stores, today announced that it was cancelling its April 2020 cash dividend and leveraging its take-out and delivery service in response to COVID-19.

FORT LAUDERDALE, FLORIDA, March 24, 2020 - Flanigan’s Enterprises, Inc. (NYSE American: BDL) today provides the following in response to the COVID-19 outbreak:

1.	As per governmental directives to close our restaurants and reduce operating hours in our retail package liquor stores, we have temporarily shifted to a take-out or delivery only operating model in our company-owned or operated restaurants and have reduced the hours of operation of our retail package liquor stores.

2.	We have begun to layoff what we expect to be a significant number of our employees as we begin to assess our employment needs to service the newly implemented take-out and delivery and reduced hours operating models.

3.	Our previously announced cash dividend of $.30 per share to shareholders of record on March 20, 2020 and payable on April 3, 2020 is cancelled and will not be paid.

“The health and safety of our customers, team members and their families is our top priority,” said James G. Flanigan, CEO and Chairman of the Board of Flanigan’s Enterprises, Inc. “We remain committed to servicing our communities as we navigate through the current environment. As part of this effort, we will leverage our take-out service and delivery network to customers at home.”

“In addition to attempting to expand our take-out and delivery business, we are seeking ways to take action to tightly manage costs in this new volatile environment,” said James G. Flanigan, CEO of Flanigan’s Enterprises, Inc.

About Flanigan’s Enterprises, Inc.

Flanigan’s Enterprises, Inc. owns and operates the "Flanigan's Seafood Bar and Grill" restaurants and "Big Daddy's" retail package liquor stores. For more information, please visit www.flanigans.net.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the effects of the COVID-19 outbreak and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior; the outcome of our review of strategic alternatives, including the impact on our ongoing business, our stock price and our ability to successfully implement any alternatives that we pursue including our ability to achieve the cost savings described in this release; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional and national economic conditions generally; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions and their effects on operations; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.